Exhibit 31.2
CERTIFICATION
I, Nikunj Jain, certify that:
1.I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Sangamo Therapeutics, Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2026

/s/ NIKUNJ JAIN
Nikunj Jain
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)